Exhibit 99.1

FOR IMMEDIATE RELEASE: MAY 3, 2021

LEGGETT & PLATT REPORTS RECORD 1Q EBIT AND EPS; INCREASES 2Q DIVIDEND

Carthage, MO, May 3, 2021 —

•	1Q sales increased 10% vs 1Q20, to $1.151 billion

•	1Q EPS was a first quarter record $.64, an increase of $.31 vs 1Q20 and an increase of $.24 vs adjusted[1] EPS in 1Q20

•	Board of Directors increased second quarter dividend $.02 to $.42 per share

•	Increased 2021 guidance: sales of $4.8–$5.0 billion and EPS of $2.55–$2.75

•	Changed methodology for valuing domestic steel-related inventory from LIFO to FIFO

Diversified manufacturer Leggett & Platt reported first quarter 2021 sales of $1.151 billion, a 10% increase versus first quarter last year.

•	Organic sales were up 11%

•	Volume was up 4%; strong demand in residential end markets and Automotive was partially offset by weakness in Aerospace

•	Raw material-related selling price increases of 5% and currency benefit of 2% added to sales growth

•	Divestitures reduced sales by 1% (small operations in Drawn Wire and former Fashion Bed business)

First quarter EBIT was $128 million, a first quarter record. EBIT increased $49 million or 62% from first quarter 2020, and up $37 million or 41% from first quarter 2020 adjusted1 EBIT.

•

EBIT benefited primarily from volume growth, lower fixed costs, and the non-recurrence of an $8 million impairment charge related to a note receivable and a $4 million charge to write off stock associated with a prior year divestiture in first quarter 2020

•	Fixed cost reductions implemented in 2020 reduced 1Q 2021 costs by approximately $20 million

•	EBIT margin was 11.1%, up from 7.5% in the first quarter of 2020 and up from an adjusted[1] EBIT margin of 8.7% in that same period

First quarter EPS was $.64, also a first quarter record. EPS increased $.31 versus first quarter 2020 and $.24 versus adjusted1 EPS in first quarter 2020. Improved EBIT was the primary driver of the increase, augmented by a lower tax rate ($.02 per share) and lower interest expense ($.01 per share).

LIFO

Effective January 1, 2021, the Company changed its accounting methodology for valuing its domestic steel-related inventory from a last-in, first-out (LIFO) basis to a first-in, first-out (FIFO) basis. All prior periods presented have been retrospectively adjusted to apply the effects of the change.

[1]	Please refer to the attached tables for Non-GAAP Reconciliations

CEO COMMENTS

Chairman and CEO Karl Glassman commented, “We had a very strong start to the year, delivering better-than-expected first quarter results thanks to the efforts of an incredible team of more than 20,000 employees who remain focused on servicing our customers and keeping each other safe. We generated record first quarter EBIT, EBITDA, and EPS. Our results demonstrate our agility and resilience in dealing with inflationary pressure and supply chain constraints. Strong demand combined with our disciplined cost control provides us confidence to raise our full year guidance.

“We are also very pleased to be increasing our dividend for the 50th consecutive year, honoring our ongoing commitment to return value to our shareholders. As a result of this commitment over many decades, next year we will become a member of a select group of companies referred to as Dividend Kings.

“Lastly, we’re proud to have issued our inaugural Sustainability Report last month, which signifies our commitment to further enhance responsible environmental, social, and governance (ESG) practices across our global operations.”

DEBT, CASH FLOW, AND LIQUIDITY

•	Net Debt was 2.46x trailing 12-month adjusted[1] EBITDA

•

Operating cash flow was a negative $11 million in the first quarter, a decrease of $21 million versus first quarter 2020, primarily from working capital investments to support growth and inflationary impact, which more than offset higher earnings

•	Capital expenditures were $24 million

•	Total liquidity was $1.4 billion

DIVIDEND

•	The Company’s Board of Directors increased second quarter dividend to $.42

•	Dividend will be paid on July 15, 2021 to shareholders of record on June 15, 2021

•	At an annual indicated dividend of $1.68 per share, the yield is 3.4% based upon Friday’s closing stock price of $49.67 per share, one of the higher yields among the S&P 500 Dividend Aristocrats

2021 GUIDANCE

•	Increased full year 2021 guidance

•	Sales are expected to be $4.8–$5.0 billion, +12% to 17% versus 2020

•	Volume expected to grow mid-to-high-single digits

•	Raw material-related price increases and currency benefit expected to add sales growth

•	Small acquisitions expected to be largely offset by prior year divestitures

•	EPS is expected to be $2.55–$2.75

•	Reflects higher volume and higher metal margin

•	Excludes potential gain from real estate sale that may occur as early as 2Q

•	Based on this guidance framework, EBIT margin should be 11.0% to 11.5%

•	Additional guidance expectations:

•	Depreciation and amortization $195 million

•	Net interest expense $75 million

•	Effective tax rate 23%

•	Fully diluted shares 137 million

•	Operating cash flow approximately $500 million

•	Capital expenditures $150 million

•	Dividends $220 million

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•	Prior Guidance:

•	Sales: $4.6–$4.9 billion

•	EPS: $2.30–$2.60

SEGMENT RESULTS – First Quarter 2021 (versus 1Q 2020)

Bedding Products –

•	Trade sales increased 9%

•	Volume increased 2%, primarily from growth in ECS, European Spring, and U.S. Spring

•	Raw material-related selling price increases added 9%

•	Currency benefit increased sales 1%

•	Divestitures reduced sales by approximately 3% (small operations in Drawn Wire and former Fashion Bed business)

•

EBIT increased $36 million, primarily from volume growth, higher metal margin, lower fixed costs, a reduction of bad debt expense, and the non-recurrence of an $8 million impairment charge related to a note receivable in first quarter 2020

Specialized Products –

•	Trade sales increased 10%

•	Volume increased 3%; growth in Automotive and Hydraulic Cylinders was partially offset by weak demand in Aerospace

•	Currency benefit increased sales 6%

•	An Aerospace acquisition completed in January 2021 added 1% to sales

•	EBIT increased $8 million, primarily from volume growth in Automotive and lower fixed costs, partially offset by lower volume in Aerospace

Furniture, Flooring & Textile Products –

•	Trade sales increased 12%

•	Volume increased 8%, driven by strong demand in Geo Components, Home Furniture, and Flooring Products’ residential business

•	Raw material-related selling price increases added 3%

•	Currency benefit increased sales 1%

•	EBIT increased $2 million, primarily from volume growth and lower fixed costs, partially offset by pricing lag associated with passing along higher raw material costs

SLIDES AND CONFERENCE CALL

A set of slides containing summary financial information is available from the Investor Relations section of Leggett’s website at www.leggett.com. Management will host a conference call at 7:30 a.m. Central (8:30 a.m. Eastern) on Tuesday, May 4. The webcast can be accessed from Leggett’s website. The dial-in number is (201) 689-8341; there is no passcode.

Second quarter results will be released after the market closes on Monday, August 2, 2021, with a conference call the next morning.

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FOR MORE INFORMATION: Visit Leggett’s website at www.leggett.com.

COMPANY DESCRIPTION: Leggett & Platt (NYSE: LEG) is a diversified manufacturer that designs and produces a broad variety of engineered components and products that can be found in most homes and automobiles. The 138-year-old Company is comprised of 15 business units, 20,000 employee-partners, and 135 manufacturing facilities located in 17 countries. Leggett & Platt is a member of the S&P 500 and the S&P 500 Dividend Aristocrats, and is one of Fortune’s World’s Most Admired Companies.

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Leggett & Platt is the leading U.S.-based manufacturer of: a) bedding components; b) automotive seat support and lumbar systems; c) specialty bedding foams and private label finished mattresses; d) components for home furniture and work furniture; e) flooring underlayment; f) adjustable beds; and g) bedding industry machinery.

FORWARD-LOOKING STATEMENTS: This press release contains “forward-looking statements,” including, but not limited to, raw material-related price increases; volume growth; acquisition and divestiture activity; the amount of sales, EPS, capital expenditures, depreciation and amortization, net interest expense, fully diluted shares, operating cash flow; our EBIT margin, and effective tax rate, amount of dividends, potential gain from real estate sale, higher metal margins, and currency benefit. Such forward-looking statements are expressly qualified by the cautionary statements described in this provision and reflect only the beliefs of Leggett or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. Some of these risks and uncertainties include: (i) the adverse impact on our sales, earnings, liquidity, cash flow, costs, and financial condition caused by the COVID-19 pandemic which has, in varying degrees, and could continue to materially negatively impact (a) the demand for our products and our customers’ products, growth rates in the industries in which we participate, and opportunities in those industries, (b) our manufacturing facilities’ ability to remain fully operational, obtain necessary raw materials and parts, maintain appropriate labor levels and ship finished products to customers, (c) operating costs related to pay and benefits for our terminated employees, (d) our ability to collect trade and other notes receivables in accordance with their terms, (e) impairment of goodwill and long-lived assets, (f) restructuring-related costs, and (g) our ability to access the commercial paper market or borrow under our revolving credit facility, including compliance with restrictive covenants that may limit our operational flexibility and our ability to timely pay our debt; (ii) the speed at which vaccines for the COVID-19 virus are administered, the percentage of the population vaccinated, and the effectiveness of those vaccines; (iii) the Company’s ability to manage working capital; (iv) increases or decreases in our capital needs, which may vary depending on acquisition or divestiture activity, our working capital needs and capital expenditures; (v) market conditions; (vi) price and product competition from foreign and domestic competitors; (vii) cost and availability of raw materials (including chemicals), labor, and energy costs; (viii) cash generation sufficient to pay the dividend; (ix) cash repatriation from offshore accounts; (x) changing tax rates, increased trade costs, cybersecurity breaches, customer losses and insolvencies, disruption to our steel rod mill, foreign currency fluctuation, the imposition or continuation of anti-dumping duties on innersprings, steel wire rod and mattresses, gain on the sale of real estate; data privacy, climate change and ESG obligations, and litigation risks; and (xi) risk factors in the “Forward-Looking Statements” and “Risk Factors” sections in Leggett’s most recent Form 10-K and Form 10-Q reports filed with the SEC.

CONTACT:    Investor Relations, (417) 358-8131 or invest@leggett.com

Susan R. McCoy, Senior Vice President, Investor Relations

Cassie J. Branscum, Senior Director, Investor Relations

Tarah L. Sherwood, Director, Investor Relations

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LEGGETT & PLATT	Page 5 of 7	May 3, 2021

RESULTS OF OPERATIONS [1]	FIRST QUARTER
(In millions, except per share data)	2021	2020	Change
Net trade sales	$1,150.9	$1,045.5	10%
Cost of goods sold	903.4	824.8

Gross profit	247.5	220.7	12%
Selling & administrative expenses	106.3	117.8	(10)%
Amortization	15.8	16.4
Other expense (income), net	(2.3)	7.9

Earnings before interest and taxes	127.7	78.6	62%
Net interest expense	18.4	20.0

Earnings before income taxes	109.3	58.6
Income taxes	21.8	14.5

Net earnings (loss)	87.5	44.1
Less net income from non-controlling interest	—	—

Net Earnings (Loss) Attributable to L&P	$87.5	$44.1	98%

Earnings (loss) per diluted share
Net earnings (loss) per diluted share	$0.64	$0.33	94%
Shares outstanding
Common stock (at end of period)	133.2	132.3	0.7%
Basic (average for period)	136.0	135.4
Diluted (average for period)	136.3	135.6	0.5%

CASH FLOW [1]	FIRST QUARTER
(In millions)	2021	2020	Change
Net earnings	$87.5	$44.1
Depreciation and amortization	46.1	47.5
Working capital decrease (increase)	(152.5)	(108.1)
Impairments	—	3.5
Other operating activities	8.3	23.4

Net Cash from Operating Activities	$ (10.6)	$10.4	(202)%
Additions to PP&E	(24.0)	(24.2)
Purchase of companies, net of cash	(27.3)	—
Dividends paid	(53.0)	(52.7)
Repurchase of common stock, net	(6.7)	(7.6)
Additions (payments) to debt, net	109.2	340.1
Other	(2.7)	(7.8)

Increase (Decrease) in Cash & Equivalents	$ (15.1)	$258.2

FINANCIAL POSITION [1]	March 31,
(In millions)	2021	2020	Change
Cash and equivalents	$333.8	$505.8
Receivables	602.9	568.2
Inventories	801.8	692.3
Other current assets	50.5	52.5

Total current assets	1,789.0	1,818.8	(2)%
Net fixed assets	775.3	809.5
Operating lease right-of-use assets	154.9	155.3
Goodwill	1,392.5	1,391.4
Intangible assets and deferred costs, both at net	799.9	843.8

TOTAL ASSETS	$4,911.6	$5,018.8	(2)%

Trade accounts payable	$536.3	$429.1
Current debt maturities	50.8	51.2
Current operating lease liabilities	42.8	39.6
Other current liabilities	365.7	334.8

Total current liabilities	995.6	854.7	16%
Long-term debt	1,952.9	2,415.2	(19)%
Operating lease liabilities	115.4	117.9
Deferred taxes and other liabilities	391.5	364.6
Equity	1,456.2	1,266.4	15%

Total Capitalization	3,916.0	4,164.1	(6)%

TOTAL LIABILITIES & EQUITY	$4,911.6	$5,018.8	(2)%

[1]	Effective 1/1/21: domestic steel-related inventory valuation methodology changed from LIFO to FIFO; all prior periods presented have been retrospectively adjusted to apply the effects of the change.

LEGGETT & PLATT	Page 6 of 7	May 3, 2021

SEGMENT RESULTS [1,2]	FIRST QUARTER
(In millions)	2021	2020	Change
Bedding Products
Net trade sales	$535.8	$490.6	9%
EBIT	63.8	28.3	125%
EBIT margin	11.9%	5.8%	610 bps [3]
Note impairment	—	8.4

Adjusted EBIT	63.8	36.7	74%
Adjusted EBIT margin	11.9%	7.5%	440 bps
Depreciation and amortization	26.1	26.8

Adjusted EBITDA	89.9	63.5	42%
Adjusted EBITDA margin	16.8%	12.9%	390 bps

Specialized Products
Net trade sales	$257.6	$234.5	10%
EBIT	35.2	27.7	27%
EBIT margin	13.7%	11.8%	190 bps
Depreciation and amortization	11.1	11.2

EBITDA	46.3	38.9	19%
EBITDA margin	18.0%	16.6%	140 bps

Furniture, Flooring & Textile Products
Net trade sales	$357.5	$320.4	12%
EBIT	28.3	26.1	8%
EBIT margin	7.9%	8.1%	-20 bps
Depreciation and amortization	6.1	6.5

EBITDA	34.4	32.6	6%
EBITDA margin	9.6%	10.2%	-60 bps

Total Company
Net trade sales	$1,150.9	$1,045.5	10%
EBIT - segments	127.3	82.1	55%
Intersegment eliminations and other	0.4	(3.5)

EBIT	127.7	78.6	62%
EBIT margin	11.1%	7.5%	360 bps
Note impairment [4]	—	8.4
Stock write-off from prior year divestiture [4]	—	3.5

Adjusted EBIT [4]	127.7	90.5	41%
Adjusted EBIT margin [4]	11.1%	8.7%	240 bps
Depreciation and amortization - segments	43.3	44.5
Depreciation and amortization - unallocated [5]	2.8	3.0

Adjusted EBITDA [4]	$173.8	$138.0	26%
Adjusted EBITDA margin	15.1%	13.2%	190 bps

LAST SIX QUARTERS [1]	2019	2020				2021
Selected Figures (In Millions)	4Q	1Q	2Q	3Q	4Q	1Q
Net trade sales	1,144.9	1,045.5	845.1	1,207.6	1,182.0	1,150.9
Sales growth (vs. prior year)	9%	(9)%	(30)%	(3)%	3%	10%
Volume growth (same locations vs. prior year)	(1)%	(9)%	(29)%	(3)%	3%	4%

Adjusted EBIT [4]	125.7	90.5	50.3	155.9	156.0	127.7
Cash from operations	251.4	10.4	112.1	261.3	218.8	(10.6)

Adjusted EBITDA (trailing twelve months) [4]	689.9	675.7	596.3	610.6	642.1	677.9
(Long-term debt + current maturities - cash and equivalents) / adj. EBITDA [4,6]	2.71	2.90	3.23	2.81	2.42	2.46

Organic Sales (Vs. Prior Year) [7]	4Q	1Q	2Q	3Q	4Q	1Q
Bedding Products	(10)%	(15)%	(28)%	(1)%	5%	12%
Specialized Products	4%	(11)%	(47)%	(9)%	1%	9%
Furniture, Flooring & Textile Products	(2)%	(7)%	(25)%	(2)%	3%	12%
Overall	(4)%	(12)%	(31)%	(3)%	3%	11%

[2]	Segment and overall company margins calculated on net trade sales.
[3]	bps = basis points; a unit of measure equal to 1/100th of 1%.
[4]	Refer to next page for non-GAAP reconciliations.
[5]	Consists primarily of depreciation of non-operating assets.
[6]	EBITDA based on trailing twelve months.
[7]	Net trade sales excluding sales attributable to acquisitions and divestitures consummated in the last 12 months.

LEGGETT & PLATT	Page 7 of 7	May 3, 2021

RECONCILIATION OF REPORTED (GAAP) TO ADJUSTED (Non-GAAP) FINANCIAL MEASURES 1, 12

Non-GAAP Adjustments [8]	2019	2020				2021
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Goodwill impairment	—	—	25.4	—	—	—
Note impairment	—	8.4	—	—	—	—
Stock write-off from prior year divestiture	—	3.5	—	—	—	—
Restructuring-related charges	2.9	—	2.2	5.7	—	—

Non-GAAP Adjustments (Pretax) [9]	2.9	11.9	27.6	5.7	—	—
Income tax impact	0.4	(2.9)	(0.2)	(1.3)	—	—

Non-GAAP Adjustments (After Tax)	3.3	9.0	27.4	4.4	—	—

Diluted shares outstanding	135.8	135.6	135.7	136.1	136.2	136.3
EPS Impact of Non-GAAP Adjustments	0.02	0.07	0.20	0.03	—	—

Adjusted EBIT, EBITDA, Margin, and EPS [8]	2019	2020				2021
(In millions, except per share data)	4Q	1Q	2Q	3Q	4Q	1Q
Net trade sales	1,144.9	1,045.5	845.1	1,207.6	1,182.0	1,150.9
EBIT (earnings before interest and taxes)	122.8	78.6	22.7	150.2	156.0	127.7
Non-GAAP adjustments (pretax and excluding interest)	2.9	11.9	27.6	5.7	—	—

Adjusted EBIT	125.7	90.5	50.3	155.9	156.0	127.7

EBIT margin	10.7%	7.5%	2.7%	12.4%	13.2%	11.1%
Adjusted EBIT Margin	11.0%	8.7%	6.0%	12.9%	13.2%	11.1%

EBIT	122.8	78.6	22.7	150.2	156.0	127.7
Depreciation and amortization	47.2	47.5	46.5	47.0	48.4	46.1

EBITDA	170.0	126.1	69.2	197.2	204.4	173.8
Non-GAAP adjustments (pretax and excluding interest)	2.9	11.9	27.6	5.7	—	—

Adjusted EBITDA	172.9	138.0	96.8	202.9	204.4	173.8

EBITDA margin	14.8%	12.1%	8.2%	16.3%	17.3%	15.1%
Adjusted EBITDA Margin	15.1%	13.2%	11.5%	16.8%	17.3%	15.1%

Diluted EPS	0.57	0.33	(0.05)	0.79	0.79	0.64
EPS impact of non-GAAP adjustments	0.02	0.07	0.20	0.03	—	—

Adjusted EPS	0.59	0.40	0.15	0.82	0.79	0.64

	2019	2020				2021
Net Debt to Adjusted EBITDA [10]	4Q	1Q	2Q	3Q	4Q	1Q
Total debt	2,117.6	2,466.4	2,134.3	1,960.2	1,900.2	2,003.7
Less: cash and equivalents	(247.6)	(505.8)	(208.8)	(245.0)	(348.9)	(333.8)

Net debt	1,870.0	1,960.6	1,925.5	1,715.2	1,551.3	1,669.9
Adjusted EBITDA, trailing 12 months	689.9	675.7	596.3	610.6	642.1	677.9

Net Debt / Leggett Reported 12-month Adjusted EBITDA	2.71	2.90	3.23	2.81	2.42	2.46
Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA [11]	2.71

[8]	Management and investors use these measures as supplemental information to assess operational performance.
[9]

The non-GAAP adjustments affected various line items on the income statement. Details by quarter: 4Q 2019: $2.9 million other expense. 1Q 2020: $8.4 million SG&A, $3.5 million other expense. 2Q 2020: ($0.2) COGS, $27.8 million other expense. 3Q 2020: $5.1 million other expense, $0.6 million in COGS.

[10]	Management and investors use this ratio as supplemental information to assess ability to pay off debt. These ratios are calculated differently than the Company’s credit facility covenant ratio.
[11]

The Leggett and ECS pro forma adjusted EBITDA for the 12 months ended December 31, 2019 is presented in the table below. Because the increase in debt from December 31, 2018 to December 31, 2019 was directly attributable to the ECS acquisition, we believe it is more meaningful to investors to include ECS’s pre-acquisition EBITDA for the trailing 12 months ended December 31, 2019 in the net debt / 12-month adjusted EBITDA calculation.

ECS pre-acquisition EBITDA from (amounts in millions):	1/1/19 – 1/16/19
Net earnings	(1)
Interest expense	1
Taxes	—

EBIT	—
Depreciation and amortization	1

EBITDA	1

Leggett adjusted EBITDA, trailing 12 months (including ECS from January 16, 2019)	690
ECS pre-acquisition EBITDA	1

Leggett and ECS pro forma adjusted EBITDA, trailing 12 months	691

Net Debt / Leggett and ECS 12-month Pro Forma Adjusted EBITDA	2.71

[12]	Calculations impacted by rounding.